UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2007

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5720

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2007, the board of directors of Harvest Natural Resources, Inc. (the "Company") authorized the secondment of, and change in compensation for, an officer of the Company.

Mr. Karl L. Nesselrode, Vice President, Engineering and Business Development of the Company, has accepted a three to five year secondment to Petrodelta as its Operations and Technical Manager. Upon its formation, Petrodelta will be owned 40 percent by an 80 percent owned Company affiliate and 60 percent owned by Corporación Venezolana del Petroleo S.A. The board is providing Mr. Nesselrode with an increase in annual salary to $220,000 and certain additional benefits, including, but not limited to:

• company provided housing;
• a hardship/location premium;
• a vacation travel allowance; and
• a company provided vehicle.

Mr. Nesselrode will remain an officer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

August 15, 2007	By:	Keith L. Head

Name: Keith L. Head
Title: Vice President & General Counsel